Exhibit 10.14

Tianjin Binhai Rural Commercial Bank

Short-Term Credit Facility Contract

Contract Number: Binhai Current Fund No. 2010-029

Credit: Tianjin Binhai Rural Commercial Bank Ningfa Sub-branch
Address: No. 22, Binshui Road, Nankai District, Tianjin
Post Code: 300381
Telex:
Telephone: 23955713
Fax:

Debit: Tianjin BOAI Pharmaceutical Co, Ltd.
Address: No. 55, Miyun Road, Nankai District
Post Code: 300111
Telex:
Telephone: 27640192
Fax: 27640192

List of Details

Amount of the Loan	10million RMB (¥10,000,000)
Term of the Loan	commence on Feb. 10, 2010 (M,D,Y) for a twelve-month term ending at Jan. 28, 2011 (M,D,Y)
Annual Interest Rate	an increase of 10% on the basic of national benchmark interest rate

Article 8 Liability for Breach of Contract

1.	Shall constitute a breach of contract when any of the following conditions occurs by the Debit:
	(1).	when not repaying principals and interests of the loan according to contractual specifications on time;
	(2).	when violating the statement and guarantee appointed by Article 8 of the Contract;
	(3).	When violating appointments made by other articles of the Contract;
2.	The Credit has the right to carry out one or various measures in the event of breach of contract:
	(1).	remedy the breach within a time limit;
	(2).	stop the Debit from withdrawing the funds;
	(3).	terminate the loan contract, and require the Debit to repay principals and interests in arrears due or not yet due;
	(4).	Require the Debit pay for the penalty for delay provided that the loan is overdue;

	(5).	require the Debit pay for the penalty of defalcation provided that they appropriate the loan;
	(6).	require the Debit pay for compound interests of the interest unpaid;
	(7).	deduct the amount equal to principals and interests from all accounts of the Debit, who has the right to repay the loan according to the loan currency converted at exchange price quotation on the day;
	(8).	claim compensation for principals and interests of the loan by legal means, and all fees caused by litigious activities should be borne by the Debit.
3.	The Credit shall indemnify for the losses in the event that they do not provide the loan according to the date and amount appointed and cause losses of the Debit.
4.	The Credit has the right to adopt any measure in the event that any incident occurred by the guarantors (namely warrantors, mortgagers, pledgeors) hereunder.
	(1).	when guarantors violate the stipulations of the guarantee contract, or credit status turns for the worse, or other events which represent decline of the guarantee ability;
(2).

when mortgagers violate the stipulations of the mortgage contract, or damage mortgages on purpose, or the mortgages have significantly reduced, or other events occur which may be harmful to mortgage holdings of the Credit;

(3).

when pledgeors violate the stipulations of the pledge contract, or the value of pledged properties have or may have significantly reduced, or rights of pledge need to be realized prior to the loan has been repaid totally, or other events occur which may be harmful to pledge rights of the Credit.